UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On March 25, 2014, Atlantic Power Corporation (the “Company”) announced that further to its previously announced intention to repurchase or redeem, by means of a tender offer or otherwise, up to $150 million aggregate principal amount of the Company’s 9.0% senior unsecured notes due October 2018 (the “9.0% Notes”), the Company has agreed, in privately-negotiated transactions, to repurchase approximately $140 million aggregate principal amount of the 9.0% Notes from certain holders of the 9.0% Notes (the “Repurchase Transactions”).  The Company expects to record certain prepayment charges to be incurred in connection with the Repurchase Transactions in the first quarter of 2014.

Following the expected settlement of the Repurchase Transactions, approximately $320 million aggregate principal amount of the 9.0% Notes will remain outstanding.  Having substantially completed its previously announced intention to repurchase or redeem, by means of a tender offer or otherwise, up to $150 million aggregate principal amount of the 9.0% Notes, the Company does not expect at this time to repurchase or redeem any additional amounts of the 9.0% Notes, but reserves the right to do so in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: March 25, 2014	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

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